                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  Syntel, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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                                 [SYNTEL LOGO]

April 28, 2005

Dear Shareholder:


     It is my pleasure to invite you to attend Syntel's 2005 Annual Meeting of Shareholders on Thursday, June 2, 2005, at 10:00 a.m. The meeting will be held at the global headquarters of Syntel, Inc. located at 525 East Big Beaver Road, Suite 300, Troy, Michigan. If you need directions to Syntel's global headquarters, please contact us at (248) 619-2800.


     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting, which will consist of the election of a director, a proposed amendment to Syntel's Restated Articles of Incorporation, a proposed amendment to Syntel's 1997 Stock Option and Incentive Plan, and ratifying the appointment of Syntel's independent registered public accounting firm.

     Your vote is important. Whether or not you plan to attend the meeting, we urge you to complete, sign, and return your proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may later revoke your proxy and vote in person at the meeting if you wish.

                                          Sincerely,
                                          /S/ BHARAT DESAI

                                          Bharat Desai

                                          Chairman, President, and Chief
                                          Executive Officer

                                  SYNTEL, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 2, 2005

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     The Annual Meeting of Shareholders of Syntel, Inc., a Michigan corporation, will be held on Thursday, June 2, 2005, at 10:00 a.m., at Syntel's global headquarters located at 525 East Big Beaver Road, Suite 300, Troy, Michigan. The purposes of the Annual Meeting are to:

     1. elect one director to serve on Syntel's Board of Directors;

     2. consider amending Syntel's Restated Articles of Incorporation to declassify the Board of Directors;

     3. consider amending Syntel's 1997 Stock Option and Incentive Plan to prohibit re-pricing of options;

     4. ratify the appointment of Crowe Chizek and Company LLC as Syntel's independent registered public accounting firm for the current fiscal year; and

     5. conduct any other business that is properly raised at the meeting or any adjournment of the meeting.

     Only shareholders of record at the close of business on April 7, 2005 may receive notice of and vote at the meeting.

                                          By Order of the Board

                                          /s/ DANIEL M. MOORE
April 28, 2005                            Daniel M. Moore
                                          Chief Administrative Officer
                                          and Secretary

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WE WOULD LIKE SHAREHOLDERS TO COME TO THE MEETING, BUT, EVEN IF YOU PLAN TO
ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                  SYNTEL, INC.
                      525 EAST BIG BEAVER ROAD, SUITE 300
                              TROY, MICHIGAN 48083

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 2, 2005

SOLICITATION OF PROXIES

     This proxy statement and the accompanying proxy are being distributed to shareholders of Syntel, Inc. ("Syntel") in connection with the solicitation of proxies to be used at Syntel's 2005 Annual Meeting of Shareholders. The proxy is your vote as a shareholder of Syntel on the matters presented at the Annual Meeting. The Annual Meeting will be held at Syntel's global headquarters located at 525 East Big Beaver Road, Suite 300, Troy, Michigan, on Thursday, June 2, 2005, at 10:00 a.m.

     The enclosed proxy is solicited by Syntel's Board of Directors. This Proxy Statement and the enclosed proxy were first mailed or given to shareholders beginning on April 28, 2005. Syntel's 2004 Annual Report to Shareholders is also enclosed with this Proxy Statement.

     Syntel will pay the entire cost of soliciting proxies. Syntel will arrange with brokerage houses, nominees, custodians, and other fiduciaries to send proxy soliciting materials to beneficial owners of the Common Stock at Syntel's expense.

REVOKING A PROXY

     Any person giving a proxy has the power to revoke it at any time before it is voted. There are three ways to revoke your proxy: (1) you may deliver a written notice of revocation, dated after the date of your proxy, to the inspectors of the election at or before the Annual Meeting; (2) you may deliver a later-dated proxy to the inspectors of the election at or before the Annual Meeting; or (3) you may attend the Annual Meeting in person and vote your shares by ballot. If you decide to send your written notice of revocation or later-dated proxy to the inspectors of election before the Annual Meeting, please send it to the attention of the Chief Administrative Officer, Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083 so that it will arrive before June 2, 2005.

RECORD DATE


     The record date for determining shareholders entitled to vote at the Annual Meeting is April 7, 2005. Each of the 40,774,069 shares of Syntel's Common Stock issued and outstanding on that date and not held in an account for Syntel's benefit is entitled to one vote on any matter voted on at the Annual Meeting. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as present at the Annual Meeting to determine whether a quorum exists.


                       MATTERS TO COME BEFORE THE MEETING

                       PROPOSAL 1.  ELECTION OF DIRECTORS


     Under Syntel's current Restated Articles of Incorporation, the members of Syntel's Board of Directors are organized into three classes, each class being as nearly equal in number as possible. One class of directors is elected each year to hold office for a three-year term and until their successors are duly elected and qualified. There are currently six members of the Board, however, Douglas E. Van Houweling, who was slated to stand for reelection to the Board of Directors officially announced to the Board of Directors on April 21, 2005 that he would not stand for reelection. Mr. Van Houweling's decision not to stand for reelection is not the result of a disagreement between Mr. Van Houweling and Syntel on any matter relating to Syntel's operations, polices, or practices. Syntel's Nominating and Corporate Governance Committee and Board of Directors has


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begun a search for a qualified replacement for Mr. Van Houweling. Due to the short time period between Mr. Van Houweling's announcement and the Annual Meeting, the Nominating and Corporate Governance Committee and the Board of Directors have determined that it would not be in Syntel's best interest to conduct a hurried search in order to have a candidate for election at this time. Once the search for a suitable candidate is completed, the Board of Directors will elect a director to fill the vacancy on the Board.


     One director is to be elected at this year's Annual Meeting. If Proposal 2 amending Syntel's Restated Articles of Incorporation is not approved by Syntel's shareholders, the new director will serve for a term that ends at Syntel's 2008 Annual Meeting of Shareholders and upon the election and qualification of her or his successor. If Proposal 2 is approved by Syntel's shareholders, she or he will serve a one year term ending at Syntel's 2006 Annual Meeting of Shareholders. The nominee named below has been selected by the Board of Directors. Except where the authority to do so has been withheld, it is the intention of the persons named in the proxy provided with this proxy statement to vote to elect the nominee named below as a director.



     The person receiving the highest number of votes cast at the Annual Meeting in person or by proxy will be elected as a director. Shares not voted (whether by abstention, broker non-votes or otherwise) have no effect on the election. In case the nominee is unable or declines to serve, proxies will be voted for another person designated by the Board of Directors to replace the nominee. However, the Board of Directors does not anticipate this will occur. For the 2005 Annual Meeting of Shareholders, each proxy may be voted for no more than one director candidate.


     Information concerning the nominee for election and the directors continuing in office, with respect to age and positions with Syntel or other principal occupations for the past five years follows.

NOMINEE FOR ELECTION AS A DIRECTOR UNTIL EITHER THE 2006 OR 2008 ANNUAL MEETING

     Neerja Sethi, age 50, is a co-founder of Syntel and has served as a Vice President and a director since Syntel's formation in 1980 and was recommended for nomination for election at this Annual Meeting of Syntel's shareholders by the full Board of Directors. Ms. Sethi is the spouse of Mr. Desai.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2006 ANNUAL MEETING

     Bharat Desai, age 52, is a co-founder of Syntel and has served as its Chairman of the Board, President and Chief Executive Officer and as a director since February 1999. He has served as its President and Chief Executive Officer and as a director since its formation in 1980. Mr. Desai is the spouse of Ms. Sethi.

     Paritosh K. Choksi, age 52, is Executive Vice President, Chief Operating Officer, and Chief Financial Officer and a director of ATEL Capital Group, a financial services management company, and has served in those capacities since April 2001. From May 1999 to April 2001, Mr. Choksi was Chief Financial Officer, Senior Vice President, and a director of ATEL Capital Group. Mr. Choksi has been a director of Syntel since August 1997.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2007 ANNUAL MEETING

     George R. Mrkonic, age 52, served as the Vice Chairman of Borders Group, Inc., a retailer of books, music, and educational entertainment media products headquartered in Ann Arbor, Michigan from December 1994 until January 2002, and served as a director of Borders Group, Inc. from August 1994 until January 2005. Mr. Mrkonic is also a director of (i) Nashua Corporation, a manufacturer of specialty imaging products and services to industrial and commercial customers to meet various print application needs, (ii) Guitar Center, Inc., the nation's leading retailer of guitars, amplifiers, percussion instruments, keyboards and pro-audio and recording equipment, and (iii) Brinker International, Inc., the parent company of a diverse portfolio of casual dining restaurant concepts. Mr. Mrkonic has been a director of Syntel since August 1997.

     Vasant Raval, age 65, has been a Professor and Chair of the Department of Accounting at Creighton University since 2001. Mr. Raval joined the faculty of Creighton University in 1981 and has served as Professor of Accounting and Associate Dean and Director of Graduate Programs at the College of Business Administration. Mr. Raval is also a director of InfoUSA, Inc., a provider of business and consumer

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information products, database marketing services, data processing services, and sales and marketing solutions. Mr. Raval has been a director of Syntel since January 2004.

BOARD RECOMMENDATION

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEE LISTED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors meets regularly, at least once each quarter. During 2004, the Board of Directors held nine meetings. The standing committees established by the Board of Directors are described below. The Board of Directors has determined that each of Messrs. Choksi, Mrkonic, Raval, and Van Houweling are independent under the listing standards of the National Association of Securities Dealers ("NASD") in that such directors have no relationships which would interfere with their exercise of independent judgment in carrying out their responsibilities as a director.


     Audit Committee. The Audit Committee is responsible for, among other things, appointing an independent registered accounting firm to conduct the independent audit of Syntel, periodically reviewing the qualifications of Syntel's independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent auditors for audit service, non-audit service, and related matters. The Audit Committee met eighteen times during 2004. The members of the Audit Committee are Vasant Raval (Committee Chairperson), Paritosh K. Choksi, and George R. Mrkonic, Jr. The Board has determined that Vasant Raval is an "audit committee financial expert" and that each member of the Audit Committee is independent and qualified to serve on the Committee under the NASD listing standards. The Audit Committee charter is available on Syntel's website at www.syntelinc.com on the corporate governance page in the "investors" section of the website.


     Compensation Committee. The Compensation Committee develops and monitors the executive compensation policies of Syntel. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans, including bonuses, for the chief executive officer, other officers, and the key employees of Syntel. The Compensation Committee also administers Syntel's 1997 Stock Option and Incentive Plan and the 1997 Employee Stock Purchase Plan. The Compensation Committee met ten times during 2004. The members of the Compensation Committee are Douglas E. Van Houweling (Committee Chairperson), Paritosh K. Choksi, and George R. Mrkonic, Jr. The Board has determined that each member of the Committee is independent under the NASD listing standards. The Compensation Committee charter is available on Syntel's website at www.syntelinc.com on the corporate governance page in the "investors" section of the website.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors nominees, including nominees submitted by shareholders, who are qualified to serve on Syntel's Board of Directors, to develop and periodically review corporate governance principles for Syntel, and oversee the evaluation of Board members and management. The Nominating and Corporate Governance Committee met once during 2004. The members of the Nominating and Corporate Governance Committee are George R. Mrkonic, Jr. (Committee Chairperson), Paritosh K. Choksi, and Douglas E. Van Houweling. The Board of Directors has determined that each member of the Committee is independent under the NASD listing standards. The Nominating and Corporate Governance Committee charter is available on Syntel's website at www.syntelinc.com on the corporate governance page in the "investors" section of the website.

     The Nominating and Corporate Governance Committee's policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates on the same basis as it considers all director candidates. In considering director candidates, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and qualified advisors. These factors may include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with

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the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

     The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members and management, as well as shareholders. In the past, the Board of Directors has retained third party search firms from time to time to identify and evaluate candidates, and the Nominating and Corporate Governance Committee is authorized to continue that practice. The Nominating and Corporate Governance Committee is authorized to engage or consult from time to time, as appropriate, at Syntel's expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, Attn: Secretary.

     Executive Committee. The Executive Committee assists the Board of Directors in discharging its duties relating to Syntel's strategic vision. The Executive Committee met once during 2004. The members of the Executive Committee are Paritosh K. Choksi (Committee Chairperson), Bharat Desai, and Neerja Sethi. The Executive Committee charter is available on Syntel's website at www.syntelinc.com on the corporate governance page in the "investors" section of the website.

MEETING ATTENDANCE AND SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     During 2004, all current directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. In 2004, two directors attended the Annual Meeting of Shareholders. Syntel does not have a policy on individual director attendance at annual shareholder meetings. Shareholders may send written communications to the Board, committees of the Board, and individual directors by mailing those communications to our Corporate Secretary at Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, who will forward all such communications to the addressee(s). Shareholders may also communicate with the Board of Directors, or only with the independent directors, by means of the incident reporting process at www.mysafeworkplace.com.

COMPENSATION OF DIRECTORS


     Directors who are also employees of Syntel do not receive any additional compensation for their service as a Director. Directors who are not employees of Syntel are paid a $25,000 annual retainer as well as $2,000 for attending each Board meeting and $500 for attending each committee meeting which is not held on the same day as a Board meeting. Committee chairpersons also receive annual retainers in addition to those they receive as Board members. The Audit Committee chairperson receives an annual retainer of $10,000 and all other committee chairpersons receive an annual retainer of $5,000. Currently, each non-employee director receives, under Syntel's 1997 Stock Option and Incentive Plan, 6,000 shares of restricted stock at the annual shareholder meeting at which the director is elected to a three year term. That restricted stock vests over the three year term to which the director is elected, with one third or 2,000 of the shares of restricted stock vesting on the first three anniversaries of the grant date. If Syntel's Restated Articles of Incorporation are amended at this Annual Meeting to declassify the Board of Directors, resulting in directors being elected to a one year term of office, the restricted stock portion of the directors compensation will be modified.


                     PROPOSAL 2.  APPROVAL OF AMENDMENT TO
              THE RESTATED ARTICLES OF INCORPORATION OF SYNTEL TO
                  ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS

     Article VI of Syntel's Restated Articles of Incorporation currently divides Syntel's Board of Directors into three equal classes, with one class elected each year to a three year term. The Board of Directors has adopted, subject to stockholder approval, an amendment to revise Article VI of Syntel's Restated Articles of Incorporation to eliminate the classified Board of Directors. The proposal would allow for the annual election of directors in the manner described below.

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     Since Syntel's Restated Articles of Incorporation were adopted by the shareholders in 1997, Syntel has had a classified Board of Directors. Classified boards have been widely adopted and have a long history in corporate law, and Syntel's Board believes that the classified Board of Directors has served the best interests of Syntel and its shareholders over the last eight years. Recognizing, however, the significant changes that have occurred in corporate governance standards over the last few years, the Board of Directors has decided to propose eliminating the classified Board. The elimination of the classified Board would require an amendment to Syntel's Restated Articles of Incorporation. If this proposal is approved by the shareholders, commencing with this Annual Meeting of Shareholders and for each subsequent annual meeting, those directors whose terms expire at the applicable annual meeting of shareholders will be elected for a one-year term, such that, from and after the 2007 Annual Meeting of Shareholders, Syntel's Board would cease to be classified and all directors would be elected for one-year terms at each annual meeting of shareholders. The amendment to the Syntel's Restated Articles of Incorporation to implement this proposal is substantially in the form set forth in Appendix A. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Restated Articles of Incorporation of Syntel with the Bureau of Commercial Services of the Michigan Department of Labor and Economic Growth containing substantially this amendment, which Syntel would do promptly after the Annual Meeting.


     Under the Restated Articles of Incorporation of Syntel, approval of this proposal requires the affirmative vote of a majority of the holders of the shares of Syntel's Common Stock outstanding as of the Record Date. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on the outcome of this proposal. PROXIES RECEIVED BY SYNTEL WILL BE VOTED IN FAVOR OF APPROVAL OF THE AMENDMENT UNLESS A CONTRARY CHOICE IS INDICATED.

BOARD RECOMMENDATION

     THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO SYNTEL'S RESTATED ARTICLES OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD.

                    PROPOSAL 3.  APPROVAL OF AN AMENDMENT TO
              SYNTEL, INC.'S 1997 STOCK OPTION AND INCENTIVE PLAN


     In April 2005, Syntel's Board of Directors and the Compensation Committee of the Board of Directors approved an amendment to Syntel's 1997 Stock Option and Incentive Plan (the "Plan") and approved submitting the Plan amendment to Syntel's shareholders for approval at the 2005 Annual Meeting of Shareholders. The proposed Plan amendment will not allow Syntel, its Board of Directors, or the Compensation Committee to reprice stock options issued under the Plan.


     The Amendment is being submitted to Syntel's shareholders in compliance with certain rules of the NASDAQ Stock Market. Adoption of the proposal requires the affirmative vote of the votes cast on the proposal. Shares not voted, whether by marking "Abstain" on the proxy card, by broker non-votes, or otherwise, will have no effect on the outcome of the vote. If the shareholders do not approve the proposal, then the Plan will continue in effect in accordance with its existing provisions.

     Because executive officers (who may also be members of the Board) are eligible to receive awards under the Plan, each of them has a personal interest in the approval of this amendment to the Plan.

     Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Shares not voted, whether by marking "Abstain" on the proxy card, by broker non-votes, or otherwise, will have no effect on the outcome of the vote. PROXIES RECEIVED BY SYNTEL WILL BE VOTED IN FAVOR OF APPROVAL OF THE AMENDMENT UNLESS A CONTRARY CHOICE IS INDICATED.

BOARD RECOMMENDATION

     THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT OF THE
PLAN.

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

SUMMARY OF THE PLAN

  GENERAL INFORMATION

     The Plan was adopted by Syntel's Board of Directors and shareholders on April 1, 1997, amended and restated by the Board of Directors on August 11, 1997, and amended by the Board of Directors and shareholders on May 23, 2000. The purpose of the Plan is (i) to promote the best interests of Syntel and its shareholders by encouraging employees of Syntel and its subsidiaries to acquire an ownership interest in Syntel, thus identifying their interests with those of shareholders, and (ii) to enhance the ability of Syntel to attract and retain qualified employees and non-employee directors. The Compensation Committee of Syntel's Board of Directors administers and interprets the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Plan is not a "qualified plan" under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").


     A total of 8,000,000 shares of Syntel's Common Stock may be awarded pursuant to stock options, stock appreciation rights ("SARs"), performance share awards, restricted stock awards and annual incentive awards under the Plan. Awards under the Plan may be made at the discretion of the Compensation Committee to any employee or non-employee director of Syntel or its subsidiaries. On March 31, 2005, Syntel had approximately 4,700 employees and non-employee directors, while stock options to purchase approximately 609,530 shares of Common Stock were outstanding under the Plan and 268,000 shares of restricted stock had been granted and were outstanding under the Plan. No other type of award had been made. As of March 31, 2005, the closing price for shares of Syntel's Common Stock was $17.70 per share.


  GRANT AND EXERCISE

     STOCK OPTIONS. Options granted under the Plan may be either incentive stock options under Section 422 of the Code or nonqualified stock options. The exercise price for incentive stock options must be at least the fair market value of the shares on the grant date. At the discretion of the Compensation Committee, the exercise price for nonqualified options may be less than fair market value. Options granted under the Plan become exercisable at such times as the Compensation Committee may determine and generally will expire ten years after the grant date, unless a shorter period has been set by the Compensation Committee. In any one fiscal year, no optionee may be granted options to purchase more than 100,000 shares of Syntel's Common Stock under the Plan. Payment for shares to be acquired upon the exercise of options granted under the Plan or payment of related withholding tax obligations may be made in cash, by check, by tendering previously-held shares of Syntel's Common Stock or, at the discretion of the Compensation Committee, through a cashless exercise procedure.

     STOCK APPRECIATION RIGHTS. The Plan provides for the discretionary grant of SARs in tandem with stock options. A SAR represents the right to receive a cash or stock payment from Syntel equal to the excess of the fair market value of the share of Common Stock subject to the related option on the date of exercise over the per share exercise price of the related option. An option to purchase shares will terminate with respect to the number of shares for which a SAR is exercised.

     RESTRICTED STOCK AND PERFORMANCE SHARE AWARDS. The Plan also authorizes the Compensation Committee to grant restricted stock and performance share awards to key employees. Restricted stock may not be transferred, pledged or assigned or otherwise alienated or hypothecated until termination of the applicable restrictions. Participants who receive restricted stock are entitled to dividend and voting rights on the restricted shares prior to the lapse of restrictions on such grants. Performance share awards are payable at the discretion of the Compensation Committee in cash or shares of Syntel's Common Stock. Each performance share award will specify the performance goals applicable to the award, the period over which the goals are to be achieved and the payment schedule if the goals are attained. The terms and conditions of the restricted stock and performance share awards, including the acceleration or lapse of any restrictions and conditions of such awards, are to be determined by the Compensation Committee.

     ANNUAL PERFORMANCE INCENTIVE AWARDS. Under the Plan, certain executive officers designated by the Compensation Committee may receive annual awards determined by pre-established objective performance

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goals ("Annual Incentive Awards") that are intended to satisfy the performance based compensation requirements of Section 162(m) of the Code. Annual Incentive Awards will be paid in cash or in shares of Common Stock of Syntel, as determined by the Compensation Committee.

  TRANSFER

     Stock options, SARs, restricted stock awards, performance share awards and Annual Performance Incentive Awards are not transferable by a participant except by will or the laws of descent and distribution.

  DEATH, DISABILITY, TERMINATION OF EMPLOYMENT


     A participant who terminates employment with Syntel for reasons other than permanent disability or death must exercise all exercisable options and SARs within the earlier of the expiration of the option or SAR or 90 days after such participant's termination. Upon the death of a participant, exercisable options and SARs must be exercised by the participant's heirs before the expiration of the options. If a participant's employment terminates due to total and permanent disability, exercisable options and SARs must be exercised by the participant before the expiration of the option. A participant who terminates employment for any reason forfeits any restricted stock awards and performance share awards still subject to restrictions or conditions; provided, however, that the Compensation Committee is authorized to accelerate or waive any restrictions or conditions on restricted stock and performance share awards. A participant who terminates employment for any reason other than retirement, disability or death before receiving payment of an Annual Incentive Award forfeits the opportunity to receive any such compensation. A participant who retires, becomes disabled or dies before receiving payment of an Annual Incentive Award will be paid the full amount for the relevant year if employed during the entire year or a prorated amount according to the number of full months of employment during the year.


  ADJUSTMENTS

     The number of shares authorized for the Plan and the number of shares subject to individual awards and grants under the Plan will be adjusted pro rata by the Compensation Committee in the event of any increase or decrease in the number of outstanding shares of Common Stock of Syntel resulting from a dividend of Common Stock, subdivision or combination of shares or a reclassification of Common Stock.

     In certain circumstances, upon a change in control of Syntel (as defined in the Plan), outstanding stock options and SARs immediately become exercisable, all restrictions lapse on restricted stock grants, and all performance goals and conditions will be deemed to have been satisfied on outstanding performance shares awards. For purposes of granting annual incentive awards, the determination of whether performance targets have been achieved will be made as of the date of the change in control. Any payment due will become immediately payable.

  AMENDMENT OR TERMINATION OF PLAN

     The Plan may be terminated or amended at any time by the Board of Directors, but no amendment may, without the approval of shareholders, (i) materially increase the benefits accruing to participants, (ii) increase the number of securities issuable under the Plan, or (iii) modify the requirements for eligibility. No amendment, modification or termination of the Plan may adversely affect any option, SAR, restricted stock grant, performance share award or Annual Incentive Award previously granted under the Plan without the consent of the participant. Unless the Plan is terminated sooner by the Board of Directors, no new awards or grants may be authorized under the Plan after April 1, 2007.

  AMENDED PLAN BENEFITS

     Because benefits under the Plan, if the proposal to amend it is approved, will depend on the Compensation Committee's actions and the fair market value of Syntel's common stock at various future dates, it is not possible to quantify the benefits that will be received by executive officers, other employees, non-employee directors or consultants if the proposal to amend the Plan is approved by shareholders. If the proposed amendments to the Plan had been in effect during 2004, executive officers, other employees, and non-employee directors would have received the same benefits as those actually received during 2004 and described in this Proxy Statement.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     INCENTIVE STOCK OPTIONS. At the time an incentive stock option is granted or exercised, the optionee will not be deemed to have received any income, and Syntel will not be entitled to a deduction. The optionee generally will receive long-term capital gain or loss treatment on the disposition of stock acquired upon exercise of the option, provided the disposition occurs more than two years from the date the option is granted and the stock acquired is held by the optionee for more than one year. An optionee who disposes of shares acquired by exercise prior to the expiration of the foregoing holding periods realizes ordinary income upon the disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the disposition price. Any appreciation between the fair market value of the shares on the date of the exercise and the disposition price is taxed to the optionee as long or short-term capital gain, depending of the length of the holding period. To the extent ordinary income is recognized by the optionee, Syntel receives a corresponding compensation tax deduction.

     NONQUALIFIED STOCK OPTIONS. Upon the exercise of a nonqualified stock option, an optionee not subject to short swing profit restrictions under Section 16(b) of the Securities Exchange Act of 1934, and an insider subject to such restrictions who has held the option until the restrictions have lapsed (usually six months), will realize ordinary income equal to the difference between the option price and the fair market value of the Common Stock on the date of exercise. Upon withholding for income and employment tax, Syntel is entitled to a compensation tax deduction equal to the ordinary income realized by the employee. When the optionee disposes of the shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending on the holding period of the shares.

     If option shares are paid for with Syntel's Common Stock, the optionee will realize ordinary income equal to the fair market value of the number of shares received upon exercise of the nonqualified option which exceeds the number of shares surrendered for payment of such option, reduced by the amount of any cash paid upon the exercise of the option. Upon withholding for income and employment taxes, Syntel will be entitled to a compensation tax deduction equal to the ordinary income realized by the optionee.

     The foregoing is only a summary of the effect of federal income taxation upon award recipients and Syntel with respect to the grant and exercise of awards under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's death or the provisions of the income tax laws of any municipality, state, or foreign country in which the employee may reside.

                   PROPOSAL 4.  RATIFYING THE APPOINTMENT OF
             SYNTEL'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ratification of the appointment of Crowe Chizek and Company LLC ("Crowe Chizek") for the current fiscal year requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy. Syntel's 2005 fiscal year began on January 1, 2005 and will end on December 31, 2005. You may vote "for", "against", or "abstain" from the proposal to ratify the appointment of Crowe Chizek as Syntel's independent registered public accounting firm for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in Syntel's and its shareholders' best interests.

     Crowe Chizek has audited Syntel's financial statements since July 2004. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Ratification of the selection of Crowe Chizek to serve as Syntel's independent registered public accountants for the 2005 fiscal year requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Shares not voted (whether by abstention, broker non-votes or otherwise) have the effect of a vote against the proposal. PROXIES RECEIVED BY SYNTEL WILL BE VOTED IN FAVOR OF APPROVAL OF THE RATIFICATION UNLESS A CONTRARY CHOICE IS INDICATED.

BOARD RECOMMENDATION

     THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF CROWE CHIZEK TO SERVE AS SYNTEL'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2005 FISCAL YEAR.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Crowe Chizek was selected by the Audit Committee to serve as Syntel's independent registered public accounting firm for the fiscal year ending December 31, 2005. Crowe Chizek also served as Syntel's independent registered public accounting firm for Syntel's 2004 fiscal year end financial statements and the third quarter of 2004. Ernst & Young LLP ("E&Y") served as independent registered public accounting firm for Syntel and reviewed its quarterly financial statements for the first two quarters of 2004.

AUDIT FEES

     The following table lists the aggregate fees for professional services rendered by Crowe Chizek and E&Y for all "Audit Fees," "Audit-Related Fees," "Tax Fees," and "All Other Fees" which pertain to the last two fiscal years.

                                                                   FISCAL YEAR ENDED
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2004           2003
                                                              ------------   ------------
Audit Fees..................................................    $342,100       $239,725
Audit Related Fees..........................................    $  7,500       $ 25,905
Tax Fees....................................................    $ 64,667       $329,152
All Other Fees..............................................    $ 14,085       $ 10,207

     Audit Fees represent fees for professional services rendered for the audit of the consolidated financial statements of Syntel and assistance with review of documents filed with the SEC, including $120,000 in 2004 relating to the audit of management's assessment of the effectiveness of internal control over financial reporting. Audit Related Fees represent professional fees in connection with the statutory audit services relative to Syntel Limited, an Indian company, and Syntel Deutschland GmbH, a German company, and the 401(k) plan for Syntel. Tax Fees represent fees for the services related to tax compliance, tax advice and tax planning. All Other Fees represent fees for consultation on matters related to transfer pricing, dividends, and other advisory services.

AUDIT COMMITTEE AUTHORIZATION OF AUDIT AND NON-AUDIT SERVICES

     The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual statutory audit of Syntel's consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal year ended December 31, 2004. The Audit Committee considers the impact of the fees for proposed non-audit services on the independence of the independent accountant before determining whether to give its approval. With regard to both Crowe Chizek for fiscal year 2004 and E&Y for fiscal year 2003, the Audit Committee determined that their provision of non-audit services was not incompatible with maintaining their independence as independent registered public accounting firm to Syntel.

CHANGE IN INDEPENDENT ACCOUNTANT

     On July 21, 2004, the Syntel's Audit Committee voted to engage the independent registered public accounting firm of Crowe Chizek as Syntel's independent registered public accounting firm for the fiscal year ending 2004. Crowe Chizek began providing independent accountant services to Syntel with the third quarter of 2004. On June 17, 2004, Syntel filed a Form 8-K reporting that its then current independent registered public accounting firm, E&Y, would not submit a competitive proposal (decline to stand for re-election) for the 2004 and 2005 fiscal years, and that E&Y would continue as the independent registered public accounting firm for Syntel through the filing of the Form 10-Q for the period ending June 30, 2004. Syntel filed its Form 10-Q for the period ending June 30, 2004 on August 9, 2004 and E&Y ceased to serve as Syntel's independent registered public accounting firm as of the same date.

     The reports of E&Y on Syntel's financial statements for the 2003 fiscal year did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements between Syntel and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the 2003 fiscal year and the period through August 9, 2004, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on financial statements. During the 2003 fiscal year and the period through August 9, 2004, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

     During the fiscal year ended December 31, 2003, and the interim period ended July 21, 2004, Syntel did not consult Crowe Chizek regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered on Syntel's financial statements, and Crowe Chizek did not provide any written or oral advice that Crowe Chizek concluded was an important factor considered by Syntel in reaching a decision as to any such accounting, auditing or financial reporting issue.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for, among other things, appointing an independent registered public accounting firm to conduct the independent audit of Syntel, periodically reviewing the qualifications of Syntel's independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent registered public accounting firm for audit services, non-audit services, and related matters. The Board of Directors has adopted an Audit Committee Charter, which is available on Syntel's website at www.syntelinc.com on the corporate governance page in the "investors" section of the website.

     The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare Syntel's financial statements, to plan or conduct audits, or to determine that Syntel's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Syntel's management is responsible for preparing Syntel's financial statements and for maintaining internal control. The independent registered public accounting firm is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of Syntel in conformity with generally accepted accounting principles.

     The Audit Committee has reviewed and discussed Syntel's audited consolidated financial statements with management and with Crowe Chizek, Syntel's independent registered public accounting firm for the year ending December 31, 2004, both with and without management present. The Audit Committee has discussed with Crowe Chizek the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received from Crowe Chizek the written statements and the letter required by

Independence Standards Board Standard No. 1, has discussed Crowe Chizek's independence with them, and has considered the compatibility of non-audit services with the auditor's independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, inclusion of the audited consolidated financial statements in Syntel's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Vasant Raval, Chairperson
                                          Paritosh K. Choksi
                                          George R. Mrkonic, Jr.

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

     Compensation policies for executive officers are developed and monitored by the Compensation Committee of the Board of Directors. The Committee recommends to the Board of Directors the nature and amount of compensation for all executive officers. This Committee consists of three independent directors who are neither officers nor employees of Syntel.

COMPENSATION POLICIES

     Syntel's executive compensation policies are designed to encourage and reward executive efforts which create shareholder value through achievement of corporate objectives and performance goals and, as a result, to align the interests of executives with those of shareholders. More specifically, Syntel's compensation policies can be summarized as:

     (a) annual base salaries targeted to be competitive with other leading information technology ("IT") services companies with which Syntel competes for talent;

     (b) annual cash bonuses based on improved performance by Syntel; and

     (c) long-term incentive-based compensation through Syntel's 1997 Stock Option and Incentive Plan and Employee Stock Purchase Plan which is used to link executive performance to shareholder interests, encourage stock ownership in Syntel and provide an incentive to create long-term shareholder value.

     Each component of compensation (annual base salary, annual cash bonus, and long-term performance incentives) is described more fully below.

ANNUAL BASE SALARIES


     Executive salaries are intended to be competitive with other leading IT services companies with which Syntel competes for personnel. Executive salary levels are based on level of job responsibility, individual performance, and published compensation data for comparable companies. These factors were used by the Committee in determining the Executive Officers' 2005 annual base salary compensation. One executive officer, Neerja Sethi, Vice President, Corporate Affairs, due to her position as a founder and major shareholder of Syntel, receives an annual salary of one dollar per year and no long-term compensation.


ANNUAL CASH BONUSES

     Annual incentive-based compensation is provided primarily through cash bonuses. Bonuses are based upon the achievement of specified individual and corporate goals, as well as a review of personal performance, which is determined at the discretion of the Committee. These factors were used by the Committee in determining the Executive Officers' 2004 bonus compensation.

LONG-TERM PERFORMANCE INCENTIVES


     The Committee has the ability to grant stock options, restricted stock, and performance shares, all time vested. This provides an incentive for executives to develop shareholder value and rewards them for gains received by other shareholders. The Committee considers the level of restricted stock or stock options granted by comparable IT services companies and the number of Company stock options or restricted stock previously granted in reaching its decision to make additional grants of stock options, restricted stock, or performance shares, but does not have a specific weighting formula for each factor.


POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the U.S. Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on non-discretionary, pre-established performance goals. The Committee believes that both annual incentive bonuses and stock options granted as long-term performance incentives meet the requirements for fully deductible compensation under Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION


     The Committee uses the same procedures described above for the other executive officers in setting the annual salary and bonus for Bharat Desai, Syntel's Chief Executive Officer. The Committee will evaluate the performance of Mr. Desai at least annually based upon both Syntel's financial performance and the extent to which the strategic and business goals established for Syntel are met. The Committee does not assign relative weights or rankings to particular factors, but makes its determination based upon a consideration of all such factors. Mr. Desai's annual base salary for 2005 was based upon his historical compensation as well as the factors listed above. His 2004 annual bonus compensation was based upon goals set with regard to Syntel's revenue and earnings per share. Due to his position as a founder and major shareholder of Syntel, Mr. Desai has not taken additional long-term compensation.


                                          COMPENSATION COMMITTEE
                                          Douglas E. Van Houweling, Chairperson
                                          Paritosh K. Choksi
                                          George R. Mrkonic

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation of Syntel's Chief Executive Officer and the other four most highly compensated executive officers of Syntel for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                                ANNUAL COMPENSATION     RESTRICTED
                                       FISCAL   --------------------   STOCK AWARDS      ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY($)   BONUS($)      (1)($)      COMPENSATION($)
---------------------------            ------   ---------   --------   ------------   ---------------
Bharat Desai.........................   2004    $300,000         -0-         -0-            -0-
  Chairman, President, and              2003    $300,000         -0-         -0-            -0-
  Chief Executive Officer               2002    $300,000    $500,000         -0-            -0-
Prakash Kenjale......................   2004    $160,000    $ 20,000     $20,688        $ 4,632(2)
  Chief Technology Officer              2003    $160,000    $ 54,600         -0-        $ 3,872(2)
                                        2002    $160,000    $ 25,000         -0-        $ 3,195(2)
Marlin Mackey........................   2004    $220,000    $ 48,750     $165,500           -0-
  Senior Vice President,                2003    $220,000    $100,295         -0-            -0-
  Client Partnerships(3)                2002    $220,000    $ 70,000         -0-            -0-
Daniel M. Moore......................   2004    $215,000    $ 46,875     $20,688        $ 1,250(2)
  Chief Administrative Officer          2003    $215,000    $ 82,813         -0-        $ 1,140(2)
  and Secretary                         2002    $215,000    $ 88,595         -0-        $ 1,050(2)
Rajiv Tandon.........................   2004    $230,000         -0-     $165,500       $12,000(5)
  Senior Vice President,                2003    $230,000    $ 82,013         -0-        $12,000(5)
  Verticals and Operation(4)            2002    $220,417    $ 42,000         -0-        $11,700(5)


---------------

(1) On June 30, 2004, the following persons were granted the following numbers of restricted Common Stock: Prakash Kenjale, 1,250 shares; Marlin Mackey, 10,000 shares; Daniel M. Moore, 1,250 shares; and Rajiv Tandon, 10,000 shares. The restrictions on all shares of restricted stock lapse in annual installments of 10%, 20%, 30%, and 40% of the restricted shares on the first, second, third, and fourth anniversaries (respectively) of the grant date so long as the grantees remain continuously employed with Syntel through the respective anniversary dates. Messrs. Mackey's and Tandon's restricted shares were forfeited upon the cessation of their employment with Syntel. The restricted Common Stock was granted pursuant to the 1997 Stock Option and Incentive Plan. Dividends, if any, on all shares of restricted Common Stock are paid at the same rate and at the same time as they are paid to all shareholders. The value of the shares of restricted Common Stock reflected in the table is based on the closing market price of the Common Stock of $16.55 per share on June 30, 2004, the date of grant. The value of the shares of the aggregate restricted Common Stock reflected in the table for each person based on the closing market price of the Common Stock of $17.54 per share at the close of Syntel's fiscal year, December 31, 2004 is as follows: Mr. Kenjale, $21,925; Mr. Mackey $174,500; Mr. Moore, $21,925; and Mr. Tandon, $174,500. At April 7, 2005 the closing market price was $18.39 per share.

(2) These amounts reflect payments by Syntel for life insurance upon the named executive officer.

(3) Mr. Mackey ceased employment with Syntel on March 15, 2005.

(4) Mr. Tandon ceased employment with Syntel on January 31, 2005.

(5) These amounts are city allowances for working in a Syntel office located in a metropolitan area with a high cost of living.

OPTION/SAR GRANTS IN LAST FISCAL PERIOD

     Syntel did not grant any stock options or stock appreciation rights to the persons named in the Summary Compensation Table during the last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information regarding the exercise of stock options during the last fiscal year by the persons named in the Summary Compensation Table and the value of each of those person's unexercised in-the-money options held at the end of the last fiscal year.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                             SHARES                            YEAR-END(#)              FISCAL YEAR-END($)(1)
                          ACQUIRED ON       VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      ------------   -----------   -----------   -------------   -----------   -------------
Bharat Desai............        -0-            -0-          -0-            -0-             -0-            -0-
Prakash Kenjale.........        -0-            -0-       21,050         10,000        $221,017       $ 62,700
Marlin Mackey...........        992       $ 21,576       23,008         15,000        $262,494       $188,100
Daniel M. Moore.........      4,500       $112,500          -0-          6,000             -0-       $ 75,240
Rajiv Tandon............     12,500       $269,125       30,905         12,500        $288,079       $156,750

---------------

(1) Assumes a market price of $17.54 per share, which was the last sale price before the close of Syntel's fiscal year on December 31, 2004. At April 7, 2005 the last sale price was $18.39 per share.

                               PERFORMANCE GRAPH


     The following graph compares the cumulative total shareholder return on Syntel's Common Stock to the cumulative total shareholder returns for the S&P 500 Stock Index and for an index of peer companies selected by Syntel. The period for comparison is for five years from December 31, 1999, through December 31, 2004, the end of Syntel's last fiscal year. The peer group index is composed of CIBER, Inc., Computer Horizons Corp., Computer Sciences Corporation, Electronic Data Systems Corporation, Keane, Inc., and Sapient Corporation. These companies were selected based on similarities in their service offerings and their competitive position in the industry.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG SYNTEL, INC., S&P 500 STOCK INDEX
                        AND AN INDEX OF PEER COMPANIES*

                              [PERFORMANCE GRAPH]


                                      12/31/99   12/31/00   12/31/01   12/31/02   12/31/03   12/31/04
                                      --------   --------   --------   --------   --------   --------
Syntel, Inc. .......................    $100       $36        $80        $130       $161       $108
S&P 500 Stock Index.................    $100       $90        $78        $ 60       $ 76       $ 82
Peer Group Index....................    $100       $77        $88        $ 30       $ 40       $ 30


---------------

* Assumes that the value of an investment in Syntel's Common Stock and each index was $100 on December 31, 1999 and that all dividends were reinvested.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth, with respect to the Company's equity compensation plans, (i) the number of shares of common stock to be issued upon the exercise of outstanding options, (ii) the weighted average exercise price of outstanding options, and (iii) the number of shares remaining available for future issuance, as of December 31, 2004.

                                                                                  NUMBER OF SECURITIES
                                                                                 REMAINING AVAILABLE FOR
                                                          WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                             NUMBER OF SECURITIES TO      EXERCISE PRICE OF        EQUITY COMPENSATION
                             BE ISSUED UPON EXERCISE    OUTSTANDING OPTIONS,        PLANS (EXCLUDING
                             OF OUTSTANDING OPTIONS,    WARRANTS, AND RIGHTS     SECURITIES REFLECTED IN
PLAN CATEGORY                WARRANTS, AND RIGHTS(#)             ($)                 COLUMN (1))(#)
-------------                -----------------------   -----------------------   -----------------------
Equity compensation plans
  approved by
  shareholders.............          883,323                    10.93                   2,411,844
Equity compensation plans
  not approved by
  shareholders.............               --                       --                          --
                                     -------                    -----                   ---------
  TOTAL....................          883,323                    10.93                   2,411,844
                                     =======                    =====                   =========

                             ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information about the beneficial ownership of Syntel's Common Stock by (i) any person or entity known by the management of Syntel to have been the beneficial owner of more than five percent of Syntel's outstanding Common Stock as of April 7, 2005, (ii) the nominees, present directors, and named executive officers of Syntel, and (iii) by all directors and executive officers of Syntel as a group.


                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY    PERCENT OF
NAME AND ADDRESS                                                OWNED(1)        CLASS
----------------                                              ------------    ----------
Bharat Desai Irrevocable Trust, Dtd 12/27/04................    8,467,750(2)   20.8%
  7446 Fisher Island Drive
  Miami Beach, Florida 33109
Bharat Desai................................................   24,122,650(3)   59.2%
  525 East Big Beaver Road, Suite 300
  Troy, Michigan 48083
Neerja Sethi Irrevocable Trust FBO Saahill Desai, Dtd
  2/28/97...................................................    4,659,346(4)   11.4%
  525 East Big Beaver Road, Suite 300
  Troy, Michigan 48083
Neerja Sethi Irrevocable Trust FBO Pia Desai, Dtd 2/28/97...    4,659,346(4)   11.4%
  525 East Big Beaver Road, Suite 300
  Troy, Michigan 48083
Neerja Sethi Irrevocable Trust, Dtd 12/27/04................   10,302,158(4)   25.3%
  7446 Fisher Island Drive
  Miami Beach, Florida 33109
Parashar Ranade.............................................   28,389,600(5)   69.6%
  1500 Bay Road, Apt. 764
  Miami Beach, Florida 33139
Royce & Associates, LLC.....................................    2,453,705(6)    6.0%
  1414 Avenue of the Americas
  New York, New York 10019

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY    PERCENT OF
NAME AND ADDRESS                                                OWNED(1)        CLASS
----------------                                              ------------    ----------
Neerja Sethi................................................    8,624,750(7)   21.2%
  525 East Big Beaver Road, Suite 300
  Troy, Michigan 48083
Paritosh K. Choksi..........................................       43,860(8)     *
Prakash Kenjale.............................................       27,300(8)     *
Marlin Mackey...............................................       80,037(8)     *
Daniel M. Moore.............................................       17,415(8)     *
George R. Mrkonic, Jr. .....................................       32,240(8)     *
Vasant Raval................................................        6,000(8)     *
Rajiv Tandon................................................       74,711(8)     *
Douglas E. Van Houweling....................................        7,000(8)     *
All Directors and Executive Officers as a group (12
  persons)..................................................   33,075,963(8)   80.8%


---------------

* Less than 1%.

(1) For the purpose of this table, a person or group is deemed to have "beneficial ownership" of any shares as of a given date which such person has voting power, investment power, or has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. Except as otherwise noted, each beneficial owner of more than five percent of Syntel's Common Stock and each director and executive officer has sole voting and investment power over the shares reported. With respect to the restricted Common Stock of Syntel shown as owned by certain executive officers, the executive officers have voting power but no investment power.

(2) These shares are also included under both Ms. Sethi's and Mr. Ranade's ownership as they are co-trustees for this trust and share voting and dispositive power for these shares of Common Stock.

(3) Mr. Desai holds shared voting and dispositive power for the (a) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust FBO Saahill Desai Dtd 2/28/97, (b) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust FBO Pia Desai Dtd 2/28/97, (c) 10,302,158 shares held by the Neerja Sethi Irrevocable Trust Dtd 12/27/04, (d) 75,000 shares held by the Neerja Sethi Irrevocable Trust FBO Saahill Desai Dtd 5/17/97, (e) 75,000 shares held by the Neerja Sethi Irrevocable Trust FBO Pia Desai Dtd 5/17/97, of which trusts Mr. Desai is a co-trustee with Mr. Ranade, and (f) 1,800 shares held in several educational trusts for the benefit of other individuals, of which trusts Mr. Desai is a trustee. Mr. Desai disclaims beneficial ownership of shares held by these trusts.

(4) These shares are also included under both Messrs. Desai's and Ranade's ownership as they are co-trustees for these trusts and share voting and dispositive power for these shares of Common Stock.


(5) Mr. Ranade holds shared voting and dispositive power for (a) 8,467,750 shares held by the Bharat Desai Irrevocable Trust Dtd 12/27/04, (b) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust FBO Saahill Desai Dtd 2/28/97, (c) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust FBO Pia Desai Dtd 2/28/97, (d) 10,302,158 shares held by the Neerja Sethi Irrevocable Trust Dtd 12/27/04, (e) 75,000 shares held by the Neerja Sethi Irrevocable Trust FBO Saahill Desai Dtd 5/17/97, (f) 75,000 shares held by the Neerja Sethi Irrevocable Trust FBO Pia Desai Dtd 5/17/97, (g) 75,000 shares held by the Bharat Desai Irrevocable Trust FBO Saahill Desai Dtd 5/17/97, and (h) 75,000 shares held by the Bharat Desai Irrevocable Trust FBO Pia Desai Dtd 5/17/97, of which trusts Mr. Ranade is a co-trustee. Mr. Ranade disclaims beneficial ownership of shares held by these trusts.


(6) Information based upon a Schedule 13G filed on February 3, 2005 by Royce & Associates, LLC.

(7) Ms. Sethi holds shared voting and dispositive power for the (a) 8,467,750 shares held by the Bharat Desai Irrevocable Trust Dtd 12/27/04, (b) 75,000 shares held by the Bharat Desai Irrevocable Trust FBO Saahill Desai Dtd 5/17/97, (c) 75,000 shares held by the Bharat Desai Irrevocable Trust FBO Pia Desai Dtd 5/17/97, of which trust Ms. Sethi is a co-trustee with Mr. Ranade, and (d) 7,000 shares held in several educational trusts for the benefit of other individuals, of which Ms. Sethi is a trustee. Ms. Sethi disclaims beneficial ownership of shares held by these trusts and of the shares held by her spouse, Mr. Desai.

(8) The number of shares shown in the table includes the following number of shares which the person specified may acquire within 60 days by exercising options which were unexercised on April 7, 2005: Paritosh K. Choksi, 10,750; Prakash Kenjale, 26,050; Marlin Mackey, 38,008; George R. Mrkonic, Jr., 5,000; Rajiv Tandon, 43,405; Douglas E. Van Houweling, 5,000; and all directors and executive officers as a group, 145,713. The number of shares shown in the table includes the following number of shares which are represented by shares of restricted Common Stock which are not vested:
    Paritosh K. Choksi, 4,000; Prakash Kenjale, 1,250; Daniel M. Moore, 1,250; George R. Mrkonic, Jr., 6,000; Vasant Raval, 6,000; Douglas E. Van Houweling, 2,000; and all directors and executive officers as a group, 30,500.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Syntel's executive officers and directors, and persons who own more than ten percent of a registered class of Syntel's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish Syntel copies of all Section 16(a) forms they file.

     Based solely on Syntel's review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Syntel believes that, except for the following, its officers, directors and greater than ten percent beneficial owners met all applicable filing requirements during the last year. The following persons filed the listed reports after their due dates: V. Chandrashekhar, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction, Paritosh
K. Choksi, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction, Prakash Kenjale, two Form 4 Statements of Changes in Beneficial Ownership each reporting one transaction, Marlin Mackey, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction, Daniel M. Moore, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction, George R. Mrkonic, Jr., one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction, Vasant Raval, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction, and Rajiv Tandon, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction. All but one of these transactions involved the granting of restricted stock to the reporting persons by Syntel and were reported on a Form 5 for each of the reporting persons at the end of the year. Syntel assisted the reporting persons with these filings and did not inform them that the new filing rules required these reports to be filed immediately rather than at the end of the year on Form 5.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     Shareholder proposals to be presented at the 2006 Annual Meeting of Shareholders must be received by Syntel not later than December 29, 2005 if they are to be included in Syntel's Proxy Statement for the 2006 Annual Meeting of Shareholders. Such proposals should be addressed to the Secretary at Syntel's executive offices.

     Shareholder proposals to be presented at the 2006 Annual Meeting of Shareholders which are not to be included in Syntel's Proxy Statement for that meeting must be received by Syntel not before March 4, 2006 and not later than April 3, 2006; or, for any special meeting of shareholders, no later than 10 days after the day of the public announcement of the date of the special meeting in accordance with the procedures contained in Syntel's Bylaws. Such proposals should be addressed to the Secretary at Syntel's executive offices.

OTHER MATTERS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the 2005 Annual Meeting of Shareholders other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on those matters.

                                          By Order of the Board of Directors,

                                          /s/ DANIEL M. MOORE
                                          Daniel M. Moore
                                          Secretary

April 28, 2005

                                                                      APPENDIX A

                                   PROPOSAL 2
                           AMENDMENT TO THE RESTATED
                   ARTICLES OF INCORPORATION OF SYNTEL, INC.

     Article VI of Syntel, Inc.'s Restated Articles of Incorporation is amended to read in its entirety as follows:

                                   ARTICLE VI

     The number of directors which shall constitute the whole Board of Directors shall be the number from time to time fixed by the Board of Directors, and such number of directors so fixed may be changed only by the affirmative vote of at least two-thirds of the directors then in office. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified, or until the director's resignation or removal. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled only by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office until the next annual meeting of shareholders. Each director chosen to fill a newly created directorship shall hold office until the next annual meeting of shareholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of shareholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors given at a meeting of the shareholders specifically called for that purpose.

                                    BAR CODE

[SYNTEL LOGO]                                                  MMMMMMMMMMMM

[B     MR A SAMPLE                                             000000000.000 ext
A      DESIGNATION (IF ANY)                                    000000000.000 ext
R      ADD 1                                                   000000000.000 ext
       ADD 2                                                   000000000.000 ext
C      ADD 3                                                   000000000.000 ext
O      ADD 4                                                   000000000.000 ext
D      ADD 5                                                   000000000.000 ext
E]     ADD 6
                                                               C 1234567890  JNT
    [BAR CODE]
                                                               [BAR CODE]

                                                               [ ] Mark this box with an X if you have made
                                                                   changes to your name or address details above.

-----------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
-----------------------------------------------------------------------------------------------------------------

A ELECTION OF DIRECTOR
1. The Board of Directors recommends a vote FOR the listed nominee.

                               For    Withhold
01-Neerja Sethi                [ ]      [ ]



B ISSUES
The Board of Directors recommends a vote FOR the following proposals.

                                                            For  Against  Abstain
2. To amend the Company's Articles of Incorporation.        [ ]     [ ]     [ ]

3. To amend the Company's 1997 Stock Option and             [ ]     [ ]     [ ]
   incentive Plan.

4. To ratify the appointment of Crowe Chizek and            [ ]     [ ]     [ ]
   Company as the Independent and Registered
   Public Accounting Firm for the current fiscal year.




C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
Please date this proxy and sign exactly as your name appears hereon. If you sign as attorney, executor, administrator, trustee, guardian, custodian, or corporate official, please give your full title in such capacity.

Signature 1 - Please keep signature within the box         Signature 2- Please keep signature within the box      Date (mm/dd/yyy)
[                                                 ]        [                                               ]      [    /   /     ]

[ ]                                                          1  U  P  X     HHH     PPPP     005508                             +

001CD40001    PPF-4CB

--------------------------------------------------------------------------------
PROXY - SYNTEL, INC.
--------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS - JUNE 2, 2005

The undersigned appoints Bharat Desai and Daniel M. Moore, and each of them, as proxies with full power of substitution and revocation to vote, as designated on the reverse side hereof, all the Common Stock of Syntel, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on June 2, 2005, or at any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES' JUDGMENT.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSE ENVELOPE.


(Continued and to be signed on reverse side.)